U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   July 16, 2005

COMMISSION FILE NUMBER: 333-87968

KNIGHT FULLER, INC.

(Exact name of registrant as specified in its charter)

Delaware	45-0476087
(State or jurisdiction of incorporation or organization	(I.R.S. Employer I.D. No.)

190 N. Canon Drive, Suite 420 Beverly Hills, California	90210 (Zip Code)
(Address of principal executive offices) Registrant's telephone number	(310) 275-4290

4020 Moorpark Ave., Suite 108, San  Jose, California

(Former name or former address, if changed since last report)

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On July 16, 2005, as a result of a routine regulatory review, the Registrant’s board of directors concluded, pursuant to an extensive discussion with its independent registered public accounting firm, that the financial statements issued in the Registrant’s Form 10-QSB for the first quarter ended March 31, 2005 should no longer be relied upon because of an error in accounting for the acquisition of a interest in our subsidiary, CreditPipe (Pty) Ltd.  On July 27, 2005, the board of directors concluded, after a discussion with the Registrant’s accountants and independent registered public accounting firm, that the financial statements for the year ended December 31, 2004 as issued in the Registrant’s annual report on Form 10K-SB also could no longer be relied upon because of the same issue, an error in accounting for the acquisition of 100% of CreditPipe (Pty) Ltd.  The error, which the board of directors discussed at length with the Registrant’s independent accountant, has to do with the way the acquisition was accounted for.

On November 1, 2004, the Registrant and its wholly owned subsidiary, PayCell, Inc., entered into an agreement with its former parent company, Celtron International, Inc., and Celtron’s operating subsidiary, Orbtech Holdings, Ltd., whereby the Registrant acquired 50% of the outstanding common stock of CreditPipe (Pty) Ltd. and 50% of CreditPipe’s interest in a Postilion Switch, a software product that facilitates the banking side of credit card transactions.  In late January or early February, it was determined that the Postilion Switch and CreditPipe’s mobile credit card processing technology would not work as expected in the U.S. market, so the agreement was superseded in February 2005, by an agreement whereby the Registrant upgraded its acquisition to 100% of the outstanding capital stock of CreditPipe.

We accounted for the acquisition of 50% of CreditPipe in our financial statements for the year ended December 31, 2004 and for the upgrade to 100% in the first quarter of 2005.  Under generally accepted accounting principles, we should have accounted for the upgrade to 100% in our financial statements for the year ended December 31, 2004.  This was merely an intra period adjustment, and our financial statements at March 31 are in the same position.

The Registrant’s board of directors have discussed all of the disclosures set forth in this report with the Registrant’s independent registered public accounting firm, and have requested that the accountant provide a letter stating whether the accountant agrees with the disclosures, which letter is attached hereto as an exhibit to this report.

Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit 16.3  Letter from Cordovano and Honeck

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2005

Knight Fuller, Inc.

Stephen Hallock

________________________________

By: Stephen Hallock, Secretary/Director

July 29, 2005

Securities and Exchange Commission

450 5th Street, N.W.

Washington, D.C. 20549

Re: Knight Fuller, Inc.

Gentlemen:

Pursuant to the request of Knight Fuller, Inc., we affirm that we have read the company’s response to Item 4.02 of Form 8K, dated July 28, 2005 and we agree with the information contained in the response.

Sincerely yours,

/s/ Cordovano and Honeck

_______________________

Cordovano and Honeck LLP